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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

          PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934





        Date of Report (Date of Earliest Event Reported): April 13, 1998




                         INTERNATIONAL HOME FOODS, INC.
             (Exact name of registrant as specified in its charter)





         Delaware                       001-13537              13-3377132
(State or other jurisdiction           (Commission           (I.R.S. Employer
      of incorporation)                File Number)          Identification No.)





                 1633 Littleton Road
                Parsippany, New Jersey                           07054
         (Address of principal executive office)               (Zip Code)





       Registrant's telephone number, including area code: (973) 359-9920




                                 Not Applicable
             (Former name or address, if changed since last report)



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ITEM 5.  OTHER EVENTS

         On March 10, 1998, International Home Foods, Inc., a Delaware corporation (the "Company"), IHF/GM Holding Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("IHF/GM Holding"), IHF/GM Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of IHF/GM Holding ("IHF/GM Acquisition"), and Grist Mill Co., a Delaware corporation ("Grist Mill"), entered into an Agreement and Plan of Merger (the "Merger Agreement").

         Pursuant to the Merger Agreement, IHF/GM Acquisition commenced a tender offer (the "Offer") for all of the outstanding shares of common stock, par value $0.10 per share ("Common Stock"), of Grist Mill in consideration of $14.50 per share. At midnight, New York City time, on March 13, 1998, the Offer expired. A total of 6,198,840 shares of Grist Mill Common Stock were tendered pursuant to the Offer, all of which were accepted for payment by IHF/GM Acquisition.

         Also pursuant to the Merger Agreement, following acceptance for payment of shares of Grist Mill Common Stock tendered pursuant to the Offer, IHF/GM Acquisition was merged (the "Merger") with and into Grist Mill. The Merger was effected by the filing of a Certificate of Ownership and Merger with the office of the Secretary of State of the State of Delaware on April 17, 1998. As a result of the Merger, Grist Mill became an indirect wholly-owned subsidiary of the Company and all remaining shares of Grist Mill Common Stock (other than those held by IHF/GM Acquisition) were converted into the right to receive the same $14.50 per share in cash paid pursuant to the Offer. Immediately prior to the effective time of the Merger, IHF/GM Acquisition owned more than 90% of the outstanding shares of Grist Mill Common Stock. Accordingly, under applicable law, no action was required by the stockholders of Grist Mill for the Merger to become effective.

         The Company financed the acquisition of Grist Mill with borrowings under its existing revolving credit facility with Chase Manhattan Bank.

         Grist Mill is a manufacturer of private label cereal bars and fruit snack products headquartered in Lakeville, Minnesota. Grist Mill operates manufacturing plants in Lakeville, Minnesota and Danville, Illinois. The Company intends to maintain the plant and equipment acquired for the processing food products.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits. The following exhibit is filed herewith in accordance with Item 601 of Regulation S-K:

          Exhibit No.                         Description
              2.1 Agreement and Plan of Merger dated March 10, 1998 by and among the Company, IHF/GM Holding, IHF/GM Acquisition and Grist Mill (incorporated by refernce to exhibit (c)(1) to the Company's
                                Schedule 14D-1 dated March 17, 1998 filed with respect to the Grist Mill Common Stock).




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      INTERNATIONAL HOME FOODS, INC.
                                      (Registrant)



Date:  April 20, 1998                 /s/  N. Michael Dion
                                      ----------------------------
                                           N. Michael Dion
                                           Chief Financial Officer